Exhibit 99.1

Kandi Technologies Reports Second Quarter 2020 Financial Results

-     Off-road vehicles sales increased 27.3% to $6.6 million

-     Gross margin of 18.2% versus 17.4% year-ago

-     Net income increased 155.4% to $4.1 million compared to net loss of $7.3 million

JINHUA, CHINA-- (August 10, 2020) - Kandi Technologies Group, Inc. (the “Company,” “we” or “Kandi”) (NASDAQ GS: KNDI), today announced its financial results for the second quarter of 2020.

Second Quarter Highlights

●	Total revenues were $19.4 million for the second quarter of 2020, a decrease of 19.5% from total revenues of $24.1 million for the same period in 2019.

●	Electric Vehicle (“EV”) parts sales decreased by 34.1%, to $12.5 million for the second quarter of 2020, compared with EV parts sales of $19.0 million for the same period in 2019.

●	Revenues from sales of off-road vehicles increased by 27.3%, to $6.6 million for the second quarter of 2020, compared with revenues from sales of off-road vehicles of $5.2 million for the same period in 2019.

●	Gross margin for the second quarter of 2020 was 18.2%, compared to 17.4% for the same period of 2019.

●	Net income for the second quarter of 2020 was $4.1 million, or $0.08 earnings per fully diluted share, compared with net loss of $7.3 million, or $0.14 loss per fully diluted share for the same period in 2019.

●	Working capital was $75.6 million as of June 30, 2020. Cash, cash equivalents and restricted cash totaled $6.7 million as of June 30, 2020.

Mr. Hu Xiaoming, Chairman and Chief Executive Officer of Kandi, commented, “Our second quarter results were satisfactory. After the pandemic in China was effectively contained, Kandi fully resumed production and actively pushed the business forward. The COVID-19 situation significantly decreased consumer demand, yet we contained the revenue decline, improved gross margin, and achieved $4.1 million in profit. We made meaningful progress in preparing for the online car-hailing business, the launch of which is planned for Hainan soon. Our first fully automatic intelligent battery swapping equipment was delivered to the rideshare operator in Hainan on August 2. Installation has been completed, and trial operations will commence. For the first time, battery swapping stations are classified as ‘infrastructure construction’ based on the Government Work Report delivered by Premier Li Keqiang during the 2020 NPC. As such, we believe that our fully automatic smart replacement system will be favored by the market and drive sales of our electric vehicles. Furthermore, our affiliate company Fengsheng Automotive successively launched two exciting new pure electric SUVs and multi-purpose passenger vehicles and will continue to launch more pure electric vehicle models to meet the diversified travel needs of users.”

Mr. Hu discussed the U.S. opportunity: “While maintaining growth of off-road vehicles, our American wholly-owned subsidiary has also prepared to launch sales of pure EVs in the United States. A live virtual event will occur on August 18 to officially kick-off pre-sales, which will be a key milestone in the Company’s history. As a technology innovator, Kandi is committed to provide high quality products with great performance and affordable price.”

“As a pioneer in the electric vehicle industry and inventor of the ‘vehicle/battery separation’ swap model, Kandi is well-positioned to benefit from growing demand for EVs. The market potential of online car hailing in China is huge, and with government support for the battery swapping model, we are confident that Kandi will gain market share in China’s EV industry in the near future.” Mr. Hu concluded.

Net Revenues and Gross Profit

	2Q20	2Q19	Y-o-Y%
Net Revenues (US$million)	$19.4	$24.1	-19.5%
Gross Profit (US$million)	$3.5	$4.2	-15.8%
Gross Margin	18.2%	17.4%	-

Net revenues for the second quarter of 2020 decreased by 19.5% compared to the same period last year. The decrease in revenue was mainly due to lower sales of EV parts. Due to the outbreak of COVID-19 in China, the demand for EV parts from customers was significantly affected during the first half of 2020.

Income (Loss) from Operations

	2Q20	2Q19	Y-o-Y%
Total Operating Income (Expenses) (US$million)	$8.1	($7.2)	-213.0%
Income (Loss) from Operations (US$million)	$11.6	($3.0)	-493.5%
Operating Margin	59.8%	-12.2%	-

Total operating income in the second quarter of 2020 were $8.1 million, compared with $7.2 million of total operating expenses in the same quarter of 2019. The increase in total operating income was mainly due to the gain on disposal of long-live asset related to the real estate repurchase agreement of our Jinhua Facility’s relocation which was $13.9 incurred during the second quarter of 2020.

Net Income (Loss)

	2Q20	2Q19	Y-o-Y%
Net Income (Loss) (US$million)	$4.1	($7.3)	-155.4%
Earnings (loss) per Weighted Average Common Share	$0.08	($0.14)	-
Earnings (loss) per Weighted Average Diluted Share	$0.08	($0.14)	-

Net income was $4.1 million in the second quarter of 2020, compared with net loss of $7.3 million in the same quarter of 2019. The decrease in loss was primarily due to the gain on disposal of long-live asset which was related to the real estate repurchase agreement of our Jinhua Facility’s relocation.

Financial Condition

As of June 30, 2020, the Company had cash and cash equivalents of $3.5 million, restricted cash of $3.2 million, working capital of $75.6 million; compared to $5.5 million, $11.0 million, $63.7 million as of December 31, 2019.

As of June 30, 2020, our accounts receivable was $60.0 million, compared to $61.2 million as of December 31, 2019.

For the first half of 2020, cash used in operating activities was $34.3 million, as compared to cash used in operating activities of $33.1 million for the same period last year.

Second Quarter 2020 Conference Call Details

The Company will conduct a conference call and live webcast to discuss its second quarter 2020 financial results at 8:00 A.M. Eastern Time (8:00 P.M. Beijing Time) on August 10, 2019. Management will deliver prepared remarks to be followed by a question and answer session.

Dial-in details for the conference call are as follows:

●	Toll-free dial-in number: +1-877-407-3982

●	International dial-in number: + 1-201-493-6780

●	Webcast and replay: http://public.viavid.com/index.php?id=1441129

A live audio webcast of the call can also be accessed by visiting Kandi's Investor Relations page on the Company’s website at http://www.kandivehicle.com. An archive of the webcast will be available on the Company’s website following the live call.

About Kandi Technologies Group, Inc.

Kandi Technologies Group, Inc. (KNDI), headquartered in Jinhua Economic Development Zone, Zhejiang Province, is engaged in the research, development, manufacturing, and sales of various vehicular products. Kandi conducts its primary business operations through its wholly-owned subsidiary, Zhejiang Kandi Vehicles Co., Ltd. ("Kandi Vehicles") and its subsidiaries including Zhejiang Kandi Smart Battery Swap Technology Co., Ltd, SC Autosports, LLC (d/b/a Kandi America), the wholly-owned subsidiary of Kandi in the United States and Fengsheng Automobile Technology Group Co., Ltd (formerly known as Kandi Electric Vehicles Group Co., Ltd., the “Affiliate Company”). Kandi Vehicles has established itself as one of China's leading manufacturers of pure electric vehicle parts and off-road vehicles.

In 2013, Kandi Vehicles and Geely Group, China's leading automaker, jointly invested in the establishment of the Affiliate Company in order to develop, manufacture and sell pure electric vehicle ("EV") products. Geely Group (including its affiliate) and Kandi Vehicles currently holds 78% and 22% of the equity interests in the Affiliate Company, respectively. The Affiliate Company has established itself as one of the driving forces in the development and the manufacturing of pure EV products in China.

More information about KNDI is available on the Company's corporate website at http://www.kandivehicle.com. The Company routinely posts important information on its website.

Safe Harbor Statement

This press release contains certain statements that may include "forward-looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on the SEC's website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the applicable securities laws, the Company does not assume a duty to update these forward-looking statements.

Follow us on Twitter: @ Kandi_Group

For More Information:

Kandi Technologies Group, Inc.

Ms. Kewa Luo

Phone: +1 (212) 551-3610

Email: IR@kandigroup.com

The Blueshirt Group

U.S.:

Mr. Gary Dvorchak

Email: gary@blueshirtgroup.com

China:

Ms. Susie Wang

Email: susie@blueshirtgroup.com

- Tables Below -

KANDI TECHNOLOGIES GROUP, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET

(UNAUDITED)

	June 30, 2020	December 31, 2019
	(UNAUDITED)
Current assets
Cash and cash equivalents	$3,457,498	$5,490,557
Restricted cash	3,221,053	11,022,078
Accounts receivable (net of allowance for doubtful accounts of $251,012 and $254,665 as of June 30, 2020 and December 31, 2019, respectively)	60,020,455	61,181,849
Inventories	28,245,267	27,736,566
Notes receivable	-	42,487,225
Other receivables	42,661,342	5,019,971
Prepayments and prepaid expense	10,407,572	10,615,063
Amount due from the Affiliate Company, net	20,107,347	31,330,763
Other current assets	13,283,400	688,364
TOTAL CURRENT ASSETS	181,403,934	195,572,436

LONG-TERM ASSETS
Property, plant and equipment, net	69,907,964	74,407,858
Intangible assets	3,298,384	3,654,772
Land use rights, net	8,765,196	11,272,815
Investment in the Affiliate Company	42,490,448	47,228,614
Goodwill	27,962,871	28,270,400
Other long term assets	10,529,348	10,811,501
TOTAL Long-Term Assets	162,954,211	175,645,960

TOTAL ASSETS	$344,358,145	$371,218,396

CURRENT LIABILITIES
Accounts payable	$59,656,133	$72,093,940
Other payables and accrued expenses	4,239,760	6,078,041
Short-term loans	-	25,980,364
Notes payable	2,971,053	10,765,344
Income tax payable	2,901,610	1,796,601
Advance receipts	18,497,676	-
Long term loans - current portion	16,128,576	13,779,641
Other current liability	1,421,364	1,379,808
Total Current Liabilities	105,816,172	131,873,739

LONG-TERM LIABILITIES
Long term loans	11,712,415	14,353,792
Deferred taxes liability	3,448,922	1,362,786
Contingent consideration liability	2,334,000	5,197,000
Other long-term liability	565,915	574,152
Total Long-Term Liabilities	18,061,252	21,487,730

TOTAL LIABILITIES	123,877,424	153,361,469

STOCKHOLDER’S EQUITY
Common stock, $0.001 par value; 100,000,000 shares authorized; 56,273,102 and 56,263,102 shares issued and 54,352,158 and 52,839,441 outstanding at June 30,2020 and December 31,2019, respectively	54,352	52,839
Less: Treasury stock (487,155 shares with average price of $5.09 at June 30,2020 and December 31,2019, respectively)	(2,477,965)	(2,477,965)
Additional paid-in capital	262,878,585	259,691,370
Accumulated deficit (the restricted portion is $4,422,033 and $4,422,033 at June 30,2020 and December 31,2019, respectively)	(14,205,339)	(16,685,736)
Accumulated other comprehensive loss	(25,768,912)	(22,723,581)
TOTAL STOCKHOLDERS’ EQUITY	220,480,721	217,856,927

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$344,358,145	$371,218,396

KANDI TECHNOLOGIES GROUP, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND
COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019

REVENUES FROM UNRELATED PARTY, NET	$19,436,120	$20,056,696	$25,808,544	$36,391,659
REVENUES FROM THE AFFILIATE COMPANY AND RELATED PARTY, NET	956	4,089,534	956	5,823,031

REVENUES, NET	19,437,076	24,146,230	25,809,500	42,214,690

COST OF GOODS SOLD	(15,900,298)	(19,944,076)	(21,105,463)	(34,876,099)

GROSS PROFIT	3,536,778	4,202,154	4,704,037	7,338,591

OPERATING INCOME (EXPENSES):
Research and development	(1,149,901)	(632,590)	(1,790,141)	(1,170,023)
Selling and marketing	(763,666)	(899,478)	(1,641,972)	(1,517,481)
General and administrative	(3,907,191)	(5,623,798)	(6,973,926)	(7,663,326)
Gain on disposal of long-live asset	13,907,574	-	13,907,574	-
Total Operating Income (Expenses)	8,086,816	(7,155,866)	3,501,535	(10,350,830)

INCOME (LOSS) FROM OPERATIONS	11,623,594	(2,953,712)	8,205,572	(3,012,239)

OTHER INCOME (EXPENSES):
Interest income	221,792	97,814	560,736	350,218
Interest expense	(1,123,056)	(429,355)	(2,105,990)	(868,538)
Change in fair value of contingent consideration	(929,000)	548,000	2,863,000	637,000
Government grants	86,799	175,319	97,898	223,043
Gain from equity dilution in the Affiliate Company	-	(24,131)	-	4,341,259
Share of loss after tax of the Affiliate Company	(2,978,529)	(4,500,201)	(4,081,299)	(14,449,359)
Other income (expenses), net	1,043,335	(174,597)	1,062,985	299,793
Total other expenses, net	(3,678,659)	(4,307,151)	(1,602,670)	(9,466,584)

INCOME (LOSS) BEFORE INCOME TAXES	7,944,935	(7,260,863)	6,602,902	(12,478,823)

INCOME TAX (EXPENSE) BENEFIT	(3,889,889)	(57,295)	(4,122,502)	751,193

NET INCOME (LOSS)	4,055,046	(7,318,158)	2,480,400	(11,727,630)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation	477,734	(4,915,589)	(3,045,331)	488,439

COMPREHENSIVE INCOME (LOSS)	$4,532,780	$(12,233,747)	$(564,931)	$(11,239,191)

WEIGHTED AVERAGE SHARES OUTSTANDING BASIC	53,369,602	52,806,331	52,862,043	52,189,237
WEIGHTED AVERAGE SHARES OUTSTANDING DILUTED	53,369,602	52,806,331	52,862,043	52,189,237

NET INCOME (LOSS) PER SHARE, BASIC	$0.08	$(0.14)	$0.05	$(0.22)
NET INCOME (LOSS) PER SHARE, DILUTED	$0.08	$(0.14)	$0.05	$(0.22)

KANDI TECHNOLOGIES GROUP, INC.

AND SUBSIDIARIES

Condensed CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(UNAUDITED)

	Number of Outstanding Shares	Common Stock	Treasury Stock	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total
Balance, December 31, 2018	51,484,444	$51,484	$-	$254,989,657	$(9,497,009)	$(19,921,258)	$225,622,874
Stock issuance and award	1,096,397	1,097	-	3,387,379	-	-	3,388,476
Net income (loss)	-	-	-	-	(4,409,472)	-	(4,409,472)
Foreign currency translation	-	-	-	-	-	5,404,028	5,404,028

Balance, March 31, 2019	52,580,841	$52,581	$-	$258,377,036	$(13,906,481)	$(14,517,230)	$230,005,906
Stock issuance and award	238,600	238		1,259,569			1,259,807
Net income (loss)					(7,318,158)		(7,318,158)
Foreign currency translation						(4,915,589)	(4,915,589)

Balance, June 30, 2019	52,819,441	52,819	-	259,636,605	(21,224,639)	(19,432,819)	219,031,966

	Number of Outstanding Shares	Common Stock	Treasury Stock	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total
Balance, December 31, 2019	52,839,441	$52,839	$(2,477,965)	$259,691,370	$(16,685,736)	$(22,723,581)	$217,856,927
Stock issuance and award	10,000	10	-	22,290	-	-	22,300
Net income (loss)	-	-	-	-	(1,574,646)	-	(1,574,646)
Foreign currency translation	-	-	-	-	-	(3,523,065)	(3,523,065)

Balance, March 31, 2020	52,849,441	$52,849	$(2,477,965)	$259,713,660	$(18,260,382)	$(26,246,646)	$212,781,516
Stock issuance and award	1,502,717	1,503	-	3,164,925	-	-	3,166,428
Net income (loss)	-	-	-	-	4,055,043	-	4,055,043
Foreign currency translation	-	-	-	-	-	477,734	477,734

Balance, June 30, 2020	54,352,158	54,352	(2,477,965)	262,878,585	(14,205,339)	(25,768,912)	220,480,721

KANDI TECHNOLOGIES GROUP, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	June 30, 2020	June 30, 2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$2,480,400	$(11,727,630)
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	4,022,676	4,376,097
Impairments	(148,054)	59,799
Allowance for doubtful accounts	-	15,543
Deferred taxes	2,089,505	51,275
Share of loss after tax of the Affiliate Company	4,081,299	14,449,359
Gain from equity dilution in the Affiliate Company	-	(4,341,259)
Gain on disposal of long-live asset	(13,907,574)	-
Change in fair value of contingent consideration	(2,863,000)	(637,000)
Stock compensation cost	847,546	1,314,408

Changes in operating assets and liabilities:
(Increase) Decrease In:
Accounts receivable	(1,431,388)	(16,560,338)
Notes receivable	-	250,593
Notes receivable from the Affiliate Company and related party	-	442,223
Inventories	(743,483)	(7,093,904)
Other receivables and other assets	(11,248,701)	(6,258,341)
Advances to supplier and prepayments and prepaid expenses	(12,586,777)	708,825
Amount due from the Affiliate Company	4,129,516	(4,128,506)

Increase (Decrease) In:
Accounts payable	(282,560)	387,505
Other payables and accrued liabilities	736,715	7,868,402
Notes payable	(10,664,922)	(10,161,233)
Income tax payable	1,161,312	(2,134,722)
Net cash used in by operating activities	$(34,327,490)	$(33,118,904)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment, net	(59,670)	(512,707)
Proceeds from disposal of long-live asset	34,696,547	-
Cash received from equity sale in the Affiliate Company	15,641,886	-
Advance receipts of equity transfer	-	14,740,783
Net cash provided by investing activities	$50,278,763	$14,228,076

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term loans	24,031,625	17,541,532
Repayments of short-term loans	(49,769,638)	(15,920,046)
Proceeds from long-term loans	394,116	-
Repayments of long-term loans	(284,398)	(147,408)
Net cash (used in) provided by financing activities	$(25,628,295)	$1,474,078

NET DECREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(9,677,022)	(17,416,750)
Effect of exchange rate changes on cash	(157,062)	246,604
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF YEAR	16,512,635	22,353,071

CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	6,678,551	5,182,925
-CASH AND CASH EQUIVALENTS AT END OF PERIOD	3,457,498	3,608,933
-RESTRICTED CASH AT END OF PERIOD	3,221,053	1,573,992

SUPPLEMENTARY CASH FLOW INFORMATION
Income taxes paid	870,082	1,199,807
Interest paid	641,213	868,538